SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2010

C. R. BARD, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-6926	22-1454160
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey	07974
(Address of Principal Executive Office)	(Zip Code)

(908) 277-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 15, 2010, C. R. Bard, Inc. (the “Company”) entered into a master confirmation agreement and a supplemental confirmation agreement (collectively, the “Agreement”) with Goldman, Sachs & Co. (“GS”) to effect an accelerated repurchase of $750 million of shares of the Company’s common stock (the “Share Repurchase Transaction”). The shares are being repurchased pursuant to a new board-approved share repurchase authorization. The Company intends to apply the net proceeds from its public offering of $750 million aggregate principal amount of senior unsecured notes (the “Debt Offering”) and certain other funds to the Prepayment Amount (as defined below). The effectiveness of the Share Repurchase Transaction is conditioned on the closing of the Debt Offering.

Pursuant to the Agreement, the Company is scheduled to pay $750 million (the “Prepayment Amount”) to GS on December 21, 2010 and will receive a certain number of shares upon initial settlement (“Initial Shares”). The total number of shares ultimately repurchased under the Agreement (the “Repurchased Shares”) will be equal to the Prepayment Amount divided by the average of the volume-weighted average share price of the Company’s common stock during a predetermined period of months, less a discount. If the Repurchased Shares exceed the Initial Shares, the Company will receive a number of additional shares from GS equal to the amount of such excess. If the Repurchased Shares are less than the Initial Shares, the Company will, at its option, either deliver to GS a number of shares equal to the difference or make a cash payment to GS equal to the value of the difference.

The Agreement is subject to terms customary for similar agreements of this type, including but not limited to providing for the effect of extraordinary corporate transactions and setting forth circumstances under which the Agreement may be accelerated or terminated.

In connection with the Agreement, GS may purchase shares of the Company’s common stock in the open market. These purchases may include covering purchases to close out stock borrow positions taken on by GS to deliver the Initial Shares to the Company. In addition, on any given day, GS may be purchasing or selling, or both, and possibly taking on other positions in the Company’s common stock in hedging transactions related to the Agreement. All of these market transactions in the Company’s shares will be for GS’s own account.

The foregoing description of the Agreement is a summary and is qualified in its entirety by the terms of the Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2010.

GS and its affiliates have provided certain commercial banking, financial advisory and investment banking services to the Company including serving as a Joint Bookrunner in connection with the Debt Offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC.

By:	/s/ Todd C. Schermerhorn
Name:	Todd C. Schermerhorn
Title:	Senior Vice President and
Chief Financial Officer

December 15, 2010